EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 12, 1997, on our audits of the consolidated financial statements and financial statement schedule of Trico Marine Services, Inc. and Subsidiaries.


/s/ Coopers & Lybrand L.L.P.

New Orleans, Louisiana
March 27, 1997